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                                                                   Exhibit 23(a)


ERNST & YOUNG LLP               - One Columbus             - Phone: 614 224 5678
                                  10 West Broad Street       Fax:   614 222 3939
                                  Columbus, Ohio 43215-3400



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1997, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 33-20417) and related Prospectus of Park National Corporation for the registration of 2,345,000 shares of its common stock.


                                                           ERNST & YOUNG LLP

February 11, 1997